AMENDMENT NO. 2 TO
                       HEALTHCARE IMAGING SERVICES, INC.
                            1991 STOCK OPTION PLAN
     The first sentence of Section 4(a)(i) of the HealthCare Imaging Services, Inc. 1991 Stock Option Plan is hereby amended and restated in its entirety to read as follows:
                        "Limitation on Number of Shares.  Options
                  issuable under the Plan are limited such that (x) the maximum aggregate number of Shares which may be issued pursuant to, or by reason of, Options is 700,000 and (y) in any given calender year a participant may not be awarded Options to purchase more than 250,000 Shares."

     This Amendment No. 2 was approved by the Stockholders of HealthCare Imaging Services, Inc. on May 2, 1996.
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